SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                February 13, 2002

CENTRAL VALLEY COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-31977	77-0539125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Pollasky Avenue, Clovis, California		93612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (559) 298-1775

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

(a)                                  PRESS RELEASES. On February 22, 2002, Central Valley Community Bancorp issued a press release announcing its adoption of a program to effect repurchases of the Company’s common stock.  A copy of the press release is attached to this Current Report and is incorporated into this report by reference.

(b)                                 PRESS RELEASES. On February 22, 2002, Central Valley Community Bancorp issued a press release announcing the declaration of a cash dividend.  A copy of the press release is attached to this Current Report and is incorporated into this report by reference.

Item 7.  Financial Statements and Exhibits.

                (b)           Exhibits

Exhibit 99.1  Central Valley Community Bancorp press release dated February 22, 2002 announcing its adoption of a program to effect repurchases of the Company’s common stock.

Exhibit 99.2  Central Valley Community Bancorp press release dated February 22, 2002 announcing the declaration of a cash dividend.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2002	CENTRAL VALLEY COMMUNITY BANCORP

/s/ Daniel J. Doyle
Daniel J. Doyle, President and Chief
Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Central Valley Community Bancorp press release dated February 22, 2002, announcing its adoption of a program to effect repurchases of the Company’s common stock program.

99.2	Central Valley Community Bancorp press release dated February 22, 2002, announcing declaration of a cash dividend.